SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                       [X]

Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 ---------------

                           LOGIC DEVICES INCORPORATED
             (Exact name of registrant as specified in its charter)
                                 ---------------

                                       N/A
                                 ---------------
    (Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14-a-6 (i)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the former schedule and the date of its filing.

                           LOGIC DEVICES INCORPORATED
                               1320 ORLEANS DRIVE
                               SUNNYVALE, CA 94089


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MARCH 6, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Logic Devices Incorporated, a California corporation (the "Company"), will be held at the offices of Logic Devices Incorporated, 1320 Orleans Drive, Sunnyvale, California 94089, on March 6, 2001 at 8:00 a.m., local time, for the following purposes:

1.       To elect a Board of Directors; and

2. To transact such other business as may properly come before the meeting.




     Shareholders of record at the close of business on January 23, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                         By Order of the Board of Directors,

                                          /s/ Kimiko Lauris
                                         -------------------------------
                                         Kimiko Lauris
                                         Secretary

Sunnyvale, California
January 23, 2001

     THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                           LOGIC DEVICES INCORPORATED
                               1320 ORLEANS DRIVE
                               SUNNYVALE, CA 94089

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MARCH 6, 2001

                                  INTRODUCTION

     The accompanying Proxy is solicited by the Board of Directors (the "Board") of Logic Devices Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournments thereof. The Company's principal executive offices are located at 1320 Orleans Drive, Sunnyvale, California 94089, and its telephone number is (408) 542-5400. Shareholders of record at the close of business on January 23, 2001 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about January 29, 2001.

                                   THE MEETING

     On January 23, 2001, there were issued and outstanding 6,841,888 shares of common stock, no par value ("Common Stock"), held by approximately 3,500 holders of record. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, except for the election of directors in which holders of Common Stock may cumulate their votes.

     The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the meeting, in person or by proxy, (which shares voting affirmatively also constitute at least a majority of the required quorum) will be necessary for the taking of all action that may properly come before the meeting. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present. Shares represented by broker non-votes will be considered present at the Annual Meeting and will be counted in determining whether a quorum is present. With respect to all matters, abstentions and broker non-votes will not be counted in determining the number of shares voted for or against any proposal.

     Shareholders are permitted to vote cumulatively in the election of directors, and the candidates receiving the highest number of affirmative votes will be elected. Cumulative voting entitles each shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder and permits each shareholder to cumulate such votes for one candidate or distribute such votes among the candidates in such proportion as the shareholder may determine. In order to vote cumulatively, a shareholder must give notice of his intention to cumulate votes by proxy or at the meeting, and all candidates must be placed in nomination prior to the voting. After any shareholder has properly given such notice, every shareholder will be entitled to cumulate his votes in the election of directors.

     The named proxies do not intend to give notice of their intention to cumulate their votes, but they may elect to do so in the event of a contested election or any other unexpected circumstances. Discretionary authority to cumulate votes is being solicited hereby, including the authority to cumulate votes for all or fewer than all of the nominees, in the discretion of the persons named as proxies. See "Election of Directors."

PROXIES AND PROXY SOLICITATION

     All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated, the proxies will be voted for the election of each nominee named below under "Election of Directors" (including if a shareholder properly gives notice of intention to cumulate, in such cumulative proportions as the proxies determine) in their sole discretion. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a shareholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or if a shareholder is present at the meeting, he may elect to vote his shares personally.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or telegram. The Company will also request brokers, custodians, nominees and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock which are held of record by such brokers, custodians, nominees and other fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

     At the meeting, a Board of five Directors is to be elected. See "Election of Directors--Information Concerning Nominees for Election as Directors." Each director elected at the meeting will hold office until the next annual meeting of shareholders of the Company or until his respective successor is duly elected and qualified. See "The Meeting."

     The Board has nominated and it is the intention of the persons named as proxies in the enclosed proxy, unless otherwise instructed, to vote for the election of the nominees named below, each of which has consented to serve as a director if elected. All of the nominees have previously served as directors of the Company. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

     The following information is furnished with respect to each nominee:

                               YEAR FIRST       PRINCIPAL OCCUPATION AND
NOMINEE                 AGE     ELECTED          OTHER DIRECTORSHIPS (1)
--------------------   -----   --------   --------------------------------------

Howard L. Farkas        76       1983     Mr. Farkas is Chairman of the Board of
                                          the Company and has been a director
                                          since 1983. Mr. Farkas is the owner
                                          and managing broker of Windsor Gardens
                                          Realty, Inc., a residential real
                                          estate brokerage company, which he
                                          co-founded in 1964. He also serves as
                                          President of Farkas Group, Inc., a
                                          company that provides management
                                          services to various business
                                          interests. He serves as a director of
                                          Synthetech, Inc., a public chemical
                                          research and manufacturing company
                                          whose products are used extensively in
                                          new drug research, Union Bank & Trust,
                                          Northwestern Engineering Company, U.S.
                                          Nursing Corporation, NDG Corporation,
                                          and Ivory LLC and Aragorn LLC, which
                                          are in the gas and oil exploration and
                                          development business.

William J. Volz         53       1983     Mr. Volz is a founder of the Company
                                          and has been a director since its
                                          inception. Mr. Volz has been President
                                          and principal operating officer of the
                                          Company since December 1987. He served
                                          as the Company's Vice President of
                                          Engineering from August 1983 to
                                          December 1987.

Burton W. Kanter        70       1983     Mr. Kanter has served as a director of
                                          the Company since 1983. He is a
                                          Trustee of the Museum of Contemporary
                                          Art of Chicago and a lecturer at the
                                          University of Chicago. Mr. Kanter is
                                          also a director of the Chicago
                                          International Film Festival, THCG,
                                          Inc., and numerous private
                                          corporations.

Albert Morrison, Jr.    64       1983     Mr. Morrison has served as a director
                                          of the Company since 1983 and has been
                                          President of Morrison Brown Argiz &
                                          Company, P.C., a certified public
                                          accounting firm in Miami, Florida,
                                          since 1969. He is a member of the
                                          Board of Directors of Heico
                                          Corporation, a member of the Board of
                                          Trustees for Florida International
                                          University, and Chairman of the
                                          Miami-Dade County Industrial
                                          Development Authority.

Fredric J. Harris       60       1999     Mr. Harris joined the Board of
                                          Directors in 1999. He holds the CUBIC
                                          Signal Processing Chair of the
                                          Communication Systems and Signal
                                          Processing Institute at San Diego
                                          State University, where he has taught
                                          since 1967. He holds a number of
                                          patents on digital receiver and
                                          digital signal processing ("DSP")
                                          technology and lectures throughout the
                                          world on DSP applications. He consults
                                          for organizations requiring
                                          high-performance DSP systems and is a
                                          senior member of the Institute of
                                          Electrical and Electronic Engineers.
----------

(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940 are required to be listed in the above table.

BOARD AND COMMITTEE MEETINGS

     The Board has an Audit Committee and a Compensation Committee. Presently, the members of the Audit Committee are Messrs. Farkas, Kanter and Morrison, and the members of the Compensation Committee are Messrs. Farkas, Volz and Kanter.

     The functions of the Audit Committee include reviewing the independence of the Company's independent auditors, recommending to the Board the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, reviewing the scope and adequacy of internal accounting controls, and directing and supervising special investigations. The Audit Committee held one meeting during fiscal 2000. All members of the Audit Committee were present.

     The functions of the Compensation Committee include reviewing and making recommendations to the Board with respect to the compensation of officers and other employees of the Company and establishing employee benefit programs. The Compensation Committee held one meeting during fiscal 2000. All members of the Compensation Committee were present at the meeting.

     The Board has not designated a Nominating Committee; rather, the Board, as a whole, performs the functions that would otherwise be delegated to such a committee. In recommending Board candidates, the Board seeks individuals of proven judgment and competence and considers such factors as anticipated participation in Board actions, education, geographic location, and special talents or attributes. Shareholders who wish to suggest qualified candidates should write to the Board stating, in detail, the qualifications of such persons for consideration.

     The Board held one meeting during fiscal 2000. All members of the Board attended the meeting held by conference telephone call.

EXECUTIVE OFFICERS

     The following is a list of the executive officers of the Company as of January 23, 2001:

       Name                      Age         Position(s) held with the Company
       ----                      ---         ---------------------------------

       William J. Volz           53          President
                                             Director

       Kimiko Lauris             30          Chief Financial Officer
                                             Secretary

       John A. Eldon             50          Chief Technical Officer

       Dennis Gross              46          Vice President of Sales

     Mr. Volz is a founder of the Company and has been a director since its inception. Mr. Volz has been President and principal operating officer of the Company since December 1987. He served as the Company's Vice President of Engineering from August 1983 to December 1987.

     Ms. Lauris joined the Company in 1999 as Chief Financial Officer. Ms. Lauris is a Certified Public Accountant, with a Masters of Business Administration from University of California, Irvine. Prior to joining the Company, she was General Accounting Manager at ArthroCare Corporation, an Audit Manager at BDO Seidman, LLP, and an In-Charge Accountant with the Office of the California State Auditor.

     Mr. Eldon joined the Company in 1999 and was appointed Chief Technical Officer in 2000. Mr. Eldon continues to teach classes at University of California, San Diego and holds patents in video decoding and high-frequency radio voice communications. In addition, he has published over 35 articles covering various signal processing chips. Prior to joining the Company, Mr. Eldon held positions with Fairchild Semiconductor and TRW LSI Products.

     Mr. Gross joined the Company in 1994 and was appointed Vice President of Sales in November 1999. For the five prior years, he served as European Sales Director, in which time Europe was the Company's fastest growing sales region. Prior to joining the Company, Mr. Gross was with Raytheon Corporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 23, 2001, certain information concerning the beneficial ownership of Common Stock by each shareholder known by the Company to be the beneficial owner of more than 5%, by each director, by each non-director executive officer, and by all executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to the shares owned by them subject to community property laws where applicable and the information contained in the footnotes to this table.

                                                                               BENEFICIAL
                                                                                 SHARE          PERCENTAGE
       NAME AND ADDRESS                                                       OWNERSHIP(1)      OWNERSHIP(2)
--------------------------------                                              ------------      ------------
5% SHAREHOLDERS:

       S.A. Hellerstein

         Trustee of the Farkas Trusts(3)                                         624,305            9.1%
           1139 Delaware Street
           Denver, CO 80204
       BRT Partnership(4)                                                        415,319            6.1%
           120 South Riverside Drive, Suite 1420
           Chicago, Illinois 60606

DIRECTORS:

       Howard L. Farkas                                                          230,000(5)(6)(7)   3.3%
           6601 East Progress Avenue
           Englewood, CO 80111
       William J. Volz                                                           520,464(5)         7.4%
           1320 Orleans Drive
           Sunnyvale, CA 94089
       Albert Morrison, Jr.                                                       30,877(6)         0.4%
           1001 Brickell Bay Drive, Ninth Floor
           Miami, FL 33131
       Burton W. Kanter                                                          120,877(5)(6)(8)   1.7%
           2 North LaSalle Street, Twenty Second Floor
           Chicago, IL 60602
       Fredric J. Harris                                                          35,000(9)         0.5%
           Electrical and Computer Engineering Department
           San Diego State University
           5500 Campanile Drive
           San Diego, CA 92182-1309

                                       5

NON-DIRECTOR EXECUTIVE OFFICERS:

       Kimiko Lauris                                                              17,500(10)        0.3%
           1320 Orleans Drive
           Sunnyvale, CA 94089
       John A. Eldon                                                              12,500(11)        0.2%
           11772 Sorrento Valley Road, Suite 112
           San Diego, CA 92121
       Dennis Gross                                                               61,250(12)        0.9%
           38b Market Place
           Warminster, Wiltshire
           BA12 9NP United Kingdom

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (8 PERSONS)                    1,028,468(13)       13.9%

------------------------

(1) Assumes the exercise of any warrants or options held by such person which are exercisable as of the date of this Proxy Statement or within 60 days thereafter, but not the exercise of any other person's warrants or options.
(2)  Assumes 6,841,888 shares of Common Stock outstanding as of December 15,
     2000.
(3) Consists of 15 irrevocable trusts administered by Mr. Hellerstein, an independent trustee, the beneficiaries of which consist of Mr. Farkas and members of his family.
(4) An Illinois general partnership, the sole partners of which are 27 separate and individual trusts commonly and collectively known as the Bea Ritch Trusts, administered by Mr. Soloman A. Weisgal, an independent trustee, for the benefit of various members of Mr. Kanter's extended family, but excluding Mr. Kanter.
(5) Such beneficial share ownership includes options for Common Stock obtained from special one-time option grants of 75,000 shares to each of Mr. Farkas and Mr. Kanter and 200,000 shares to Mr. Volz, pursuant to the Logic Devices Incorporated 1998 Director Stock Incentive Plan (the "1998 Director Stock Incentive Plan"). See "Compensation of Executive Officers and Directors - Compensation of Directors."
(6) Such beneficial share ownership includes options for 30,000 shares of Common Stock granted under the 1998 Director Stock Incentive Plan. See "Compensation of Executive Officers and Directors - Compensation of Directors."
(7) Mr. Farkas disclaims any beneficial ownership of the shares held by Mr. Hellerstein, as trustee of the Farkas Trusts.
(8) Mr. Kanter disclaims any beneficial ownership of the shares held by BRT Partnership.
(9) Such beneficial ownership includes options for 25,000 shares of Common Stock granted to him at the time he accepted appointment to the Board, and options for 10,000 shares of Common Stock granted under the 1998 Director Stock Incentive Plan. See "Compensation of Executive Officers and Directors
     - Compensation of Directors."
(10) Such beneficial share ownership reflects the number of shares underlying granted options for Common Stock that are currently exercisable. Ms. Lauris has also been granted options for an additional 37,500 shares of Common Stock, which are not currently exercisable and will not become exercisable within 60 days from the date of this Proxy Statement.
(11) Such beneficial share ownership reflects the number of shares underlying granted options for Common Stock that are currently exercisable. Mr. Eldon has also been granted options for an additional 32,500 shares of Common Stock, which are not currently exercisable and will not become exercisable within 60 days from the date of this Proxy Statement.
(12) Such beneficial share ownership reflects the number of shares underlying granted options for Common Stock that are currently exercisable. Mr. Gross has also been granted options for an additional 48,750 shares of Common Stock, which are not currently exercisable and will not become exercisable within 60 days from the date of this Proxy Statement.
(13) Such beneficial share ownership includes the ownership reported at footnotes 5 - 12.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during fiscal 2000 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 2000, the Company is not aware of any directors, officers, or beneficial owners of more than 10% of the shares of the Company's Common Stock who failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal year, except as has previously been reported by the Company.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     Furnished below is information with respect to compensation paid or accrued for services in all capacities during the Company's fiscal year ended October 1, 2000, to the Company's most highly paid executive officers serving at the end of fiscal 2000 whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") for the Company's fiscal year ended October 1, 2000:

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                OTHER ANNUAL           AWARDS
                                           ANNUAL COMPENSATION                  COMPENSATION       (NO. OF SHARES
NAME AND PRINCIPAL POSITION         YEAR      SALARY ($)(1)      BONUS ($)          ($)           UNDERLYING OPTIONS)
---------------------------         ----   -------------------   ---------      ------------      -------------------

William J. Volz..................   2000       120,611              -                   -                   -
   President and Chief Executive
   Officer                          1999        98,921              -                   -                   -
                                    1998        80,638              -                   -             200,000
                                    1997       125,252              -                   -                   -

------------------------

(1) The Company changed its fiscal year end from December 31 to September 30, effective beginning its 1998 fiscal year, and changed its fiscal year end from a 12-month year ended September 30 to a year comprised of 52 weeks of seven days each, beginning on Monday and ending on Sunday, effective beginning its 1999 fiscal year. Therefore, the salaries listed above represent compensation for the following fiscal periods of the Company: for 2000, the year beginning October 4, 1999 and ending October 1, 2000; for 1999, the year beginning October 1, 1998 and ending October 3, 1999; for 1998, the period beginning January 1, 1998 and ending September 30, 1998; for 1997, and the period beginning January 1, 1997 and ending December 31, 1997.

STOCK OPTIONS

     During the fiscal year ended October 1, 2000, no stock appreciation rights or options for Common Stock under the 1996 LOGIC Devices Incorporated Stock Incentive Plan, the Company's Incentive and Non-Qualified Stock Option Plan (collectively, the Stock Incentive Plans), nor the 1998 Director Stock Incentive Plan were granted to the Named Executive Officers.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table provides information related to the number of stock options exercised during fiscal 2000, the number of exercisable and unexercisable options held at October 1, 2000, and the year-end value of in-the-money exercisable and unexercisable options held at October 1, 2000, for the Named Executive Officers.

                                                                                         VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AT FISCAL
                                                      OPTIONS AT FISCAL YEAR-END    YEAR-END (MARKET PRICE OF SHARES
                           SHARES                         (NUMBER OF SHARES)         LESS EXERCISE PRICE) ($) (2)(3)
                         ACQUIRED ON    VALUE        -----------------------------  ---------------------------------
                          EXERCISE    REALIZED (1)    EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
                         -----------  -------------   -----------   -------------      -----------   -------------

William J. Volz                 -             -         200,000              -                 -              -

------------------------

(1) The "value realized" represents the difference between the exercise price and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes that may have been owed.
(2) "In-the-money" options are options whose exercise price was less than the market price of the common stock at October 1, 2000.
(3) Assuming a stock price of $1.94 per share, which was the closing price of a share of the Company's common stock reported on the NASDAQ National Market System on September 29, 2000 (the last trading day of fiscal year ended October 1, 2000).

COMPENSATION OF DIRECTORS

     Directors did not receive any cash compensation during the fiscal year ended October 1, 2000 or the previous 14 fiscal years for either their services as directors or for their services on the various Board committees. On February 15, 1995, three current non-employee directors, Messrs. Farkas, Kanter, and Morrison, were granted warrants to purchase an aggregate of 220,000 shares of the Company's Common Stock at an exercise price of $2.5625 per share (the last reported NASDAQ transaction price on February 15, 1995). The warrants issued to Messrs. Farkas and Morrison were exercised prior to the fiscal year ended October 1, 2000. The warrant issued to Mr. Kanter was transferred by him after the 1995 fiscal year-end and was exercised on February 15, 2000.

     Under the Company's 1998 Director Stock Incentive Plan, each individual who is elected and continues to serve as a non-employee director receives automatic annual option grants for 10,000 shares of Common Stock, beginning with the first Annual Shareholders Meeting following his initial election or appointment to the Board. Each of these options will have an exercise price per share equal to the fair market value of the Company's Common Stock on the automatic grant date and has a maximum term of 10 years. Each option will be immediately exercisable for all the 10,000 shares. Each of Messrs. Farkas, Kanter, Morrison, and Harris received an option to purchase 10,000 shares of Common Stock on April 4, 2000, following his reelection as a member of the Board by the shareholders of the Company on such date. These options have an exercise price of $5.56 and have a term of five years.

EMPLOYMENT CONTRACTS

     The Company currently has no employment agreements with any of its employees. None of the Company's executive officers has employment or severance arrangements with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Farkas, Volz and Kanter served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended October 1, 2000. Mr. Volz was, and currently is, the Company's President and Chief Executive Officer. Mr. Volz is eligible to receive stock under the Stock Incentive Plans. Mr. Farkas and Mr. Kanter have received, and will receive, options for Common Stock under the Company's 1998 Director Stock Incentive Plan, pursuant to its automatic grant provisions, if reelected as directors. See "Compensation of Executive Officers and Directors - Compensation of Directors." Mr. Volz does not vote on committee matters regarding his salary or option grants, and has not received any option grants under the Stock Incentive Plans.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee has responsibility for executive compensation matters, including: review and approval of base salaries, approval of individual bonuses and bonus programs for executive officers, administration of certain employee benefit programs, and review and approval of stock option grants to all employees, including the executive officers of the Company.

OVERVIEW

     The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities, based upon their personal performance, the financial performance of the Company, and their contribution to that performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of the individual's performance, and the financial performance of the Company; (ii) incentive performance awards payable in cash and tied to the achievement of performance goals; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interest between the executive officers and the Company's shareholders.

COMPONENTS OF EXECUTIVE COMPENSATION

     Several important factors considered in establishing the components of each executive officer's compensation package are summarized below. Additional factors were taken into account to a lesser degree. The Committee may, at its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. The base salary for each officer is set primarily on the basis of personal performance and internal comparability considerations and, to a lesser extent, on the financial performance of the Company. Because of the Company's financial performance over the past four fiscal years, the base salary levels of the executive officers have not increased significantly above the levels in effect for them for fiscal year 1996.

     Cash Incentive Compensation. The Company has no regular established Cash Incentive Compensation program for its executive officers. The Compensation Committee does review the possibility of cash incentives for executive officers based on the performance of the specific officer and on the financial performance of the Company.

     Long-term Stock-Based Incentive Compensation. The Company has two long-term stock-based incentive compensation programs, consisting of the Stock Incentive Plans, for which each of the Company's executive officers have been eligible to participate.

     Under the Stock Incentive Plans, the Compensation Committee periodically approves grants of common stock options to the executive officers. The grants are designed to align the interest of each executive officer with those of the shareholders, and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Generally, each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the current level of ownership in relation to other executive officers, the executive officer's current level of performance, and the executive officer's potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer to maintain an appropriate level of equity incentive for that individual. The Compensation Committee does not adhere to any specific guidelines as to the relative option holding of the Company's executive officers under the Stock Incentive Plans. The options granted to the Named Executive Officers under the Stock Incentive Plans, for the Company's fiscal years 1997 to 2000 are included in the Summary Compensation Table as Long-term Compensation Awards.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Volz is currently the Company's President and Chief Executive Officer, as well as a member of the Compensation Committee. There is no employment or severance agreement between Mr. Volz and the Company. The Compensation Committee determines the Chief Executive Officer's compensation in the same manner as described above for all executives. In setting the base salary and cash incentive levels for the Chief Executive Officer, the Compensation Committee (Mr. Volz excuses himself from the discussion) reviews comparative information reflecting recent compensation data for the industry. Mr. Volz's base salary has been set accordingly, and Mr. Volz has not received any cash incentive compensation. Mr. Volz has been eligible to receive stock under both the Logic Devices Incorporated Employee Stock Ownership Plan (which has been terminated) and the Stock Incentive Plans, but Mr. Volz has elected not to receive any option grants under the Stock Incentive Plans. He did receive a special, one-time option grant of 200,000 shares under the 1998 Director Stock Incentive Plan. However, as long as he is an employee of the Company, Mr. Volz is not eligible to receive annual automatic option grants, upon reelection to the Board of Directors, under the 1998 Director Stock Incentive Plan.

     With respect to matters related to all elements of compensation, the Compensation Committee submits this report.

         William J. Volz
         Howard L. Farkas
         Burton W. Kanter

                          REPORT OF THE AUDIT COMMITTEE

The incorporation by reference of this proxy statement into any document or registration statement filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following report and related information, unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the Board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process, and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in the Company's annual report on Form 10-K. The Committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 1, 2000 with the Company's management. The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent certified public accountants for the year ended October 1, 2000, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee.

The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee has discussed the independence of BDO Seidman, LLP with that firm. The Audit Committee reviewed non-audit services provided by its independent accountants for the last fiscal year, and determined that those services did not impair the accountants' independence. The Audit Committee is also responsible for handling disagreements with the Company's independent accountants or the termination of their engagement. There were no disagreements during the last fiscal year.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 2000, for filing with the Securities and Exchange Commission.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is appended to this proxy statement.

         Howard L. Farkas
         Burton W. Kanter
         Al Morrison, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of its last fiscal year, the Company has engaged in no transactions or series of similar transactions with any of its officers, directors or principal shareholders, or, to the knowledge of the Company, with any of their affiliates in which the amount invested exceeded $60,000. Also, no such transactions are currently contemplated.

     Any future transactions with the Company's officers, directors or principal shareholders, or any of their known affiliates, will be on terms the Board of Directors believes to be no less favorable to the Company than those that could be obtained from an unrelated third party in an arms-length transaction.

                            COMPANY PERFORMANCE GRAPH

     COMPARISON OF CUMULATIVE TOTAL RETURN AMONG LOGC, THE S&P 500 INDEX AND
                  THE NASDAQ ELECTRONIC COMPONENTS STOCK INDEX

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Electronic Components Stock Index and S&P 500 Index for the period of five years commencing September 30, 1995 and ending October 1, 2000. The graph and table assume that $100 was invested on September 30, 1995 in each of the Company's Common Stock, the NASDAQ Electronics Components Index, and the S&P 500 Index, and that all dividends were reinvested.


                                                                  Cumulative Total Return
                                             --------------------------------------------------------------
                                                   9/95      9/96      9/97       9/98      9/99      9/00

LOGIC DEVICES, INC.                              100.00     38.75     32.50      17.50     27.50     19.38
S & P 500                                        100.00    120.34    169.01     184.30    235.54    266.83
NASDAQ ELECTRONIC COMPONENTS                     100.00    118.98    209.26     166.59    338.55    591.38

                                   ACCOUNTANTS

     The firm of BDO Seidman, LLP was the Company's principal independent public accountants for the fiscal year ended October 1, 2000. A representative of BDO Seidman, LLP ("BDO") is expected to attend the meeting, where he will have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions. The Company has selected, and the Audit Committee of the Board of Directors has approved the selection of Hood & Strong LLP as its independent certified public accountants for the fiscal year ending September 30, 2001. A representative of Hood & Strong LLP is expected to attend the meeting, where he will have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

     On December 19, 2000, the Company notified BDO that it had elected to change accounting firms, and engaged Hood & Strong LLP on December 20, 2000. The reason for the change concerned fee increases. There were no disagreements with BDO, whether resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report for either of the Company's two most recent fiscal years. In addition, neither the Company nor anyone acting on its behalf, consulted Hood & Strong LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinions that might be rendered on the Company's financial statements, whereby either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue.

                       2002 ANNUAL MEETING OF SHAREHOLDERS

     Any proposals of shareholders, intended to be personally presented at the 2002 Annual Meeting of Shareholders, must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement and form of Proxy no later than September 30, 2001. Any such proposals will be subject to the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                        By order of the Board of Directors

                                         /s/ Kimiko Lauris
                                        -----------------------------
                                        Kimiko Lauris
                                        Secretary

January 23, 2001
Sunnyvale, California

                           LOGIC DEVICES INCORPORATED
           This Proxy Is Solicited on Behalf of the Board of Directors

    Howard L. Farkas, Burton W. Kanter, Albert Morrison, Jr., William J. Volz, Frederic J. Harris and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, no par value, of LOGIC DEVICES INCORPORATED standing in the name of the undersigned on the books of the company at the close of business on January 23, 2001, at the Annual Meeting of Shareholders to be held at the offices of Logic Devices Incorporated, 1320 Orleans Drive, Sunnyvale, California 94089 at 8:00 A.M., Local time, on Tuesday, March 6, 2001, or any adjournment thereof, as follows:

1.  ELECTION OF DIRECTORS:
    [ ] FOR ALL NOMINEES     [ ] CUMULATE my votes as      [ ] WITHHOLD my vote
        listed (except as        follows (insert               for all nominees
        marked to the            percentage of vote            to the left
        contrary)                foreach nominee).
                                 ___________Howard L.Farkas
                                 ___________Burton W. Kanter
                                 ___________Albert Morrison, Jr.
                                 ___________William J. Volz
                                 ___________Fredric J. Harris





    (INSTRUCTION: To withhold authority to vote, cumulatively or otherwise, for any individual nominee, strike a line through the nominee's name listed under the cumulative box above.)
2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.








(Continued from other side)
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES, (EXCEPT AS MARKED TO THE CONTRARY) INCLUDING CUMULATIVELY FOR ALL OR FEWER THAN ALL OF THE NOMINEES IN THE SOLE DISCRETION OF THE PROXIES.

Please sign proxy as name appears thereon. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.



                                    Dated:_______________________________, 2001
                                    PLEASE MARK, SIGN, DATE, AND RETURN
                                    THE PROXY CARD PROMPTLY USING THE
                                    ENCLOSED ENVELOPE.



                                    -----------------------------------------
                                    Signature



                                    -----------------------------------------
                                    Signature if held jointly

Appendix A

                           LOGIC DEVICES INCORPORATED

                             AUDIT COMMITTEE CHARTER

I.       COMPOSITION
        A. There shall be a Committee of the board of directors known as the Audit Committee. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee, all as and to the extent required by the applicable rules of the Nasdaq Stock Market, Inc.
        B. All members of the Committee shall have a working familiarity with basic finance and accounting and shall be able to read and understand fundamental financial statements, all as and to the extent required by the applicable rules of the Nasdaq Stock Market, Inc. At least one member of the Committee shall have past employment experience in finance or accounting, professional certification in accounting or any other comparable experience or background which results in the member's financial sophistication, all as and to the extent required by the applicable rules of the Nasdaq Stock Market, Inc. Members of the Audit Committee shall at all times fulfill the requirements for membership promulgated by the Nasdaq Stock Market, Inc.
        C. The members of the Committee shall be elected by the Board of Directors at the annual meeting of the Board, and shall serve until their successors have been duly elected and qualified.
        D. The Committee chairman shall be designated by the full board of directors, upon the recommendation of the nominating Committee.

II.      MEETINGS
        A. The Committee shall meet one time per year, or more frequently as the Committee determines. The Committee may ask members of management or others to attend meetings and provide information as necessary.
        B. The Committee may meet with management and the outside auditors in separate or joint sessions to discuss any matters that the Committee, the outside auditors or management believes should be discussed privately.

III.     PURPOSE AND RESPONSIBILITIES
        A. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (1) the financial information which will be provided to the shareholders and others, and (2) the systems of internal accounting controls which management and the Board of Directors have established, and to facilitate the audit process by taking the actions identified in this Charter.
        B. The outside auditors are ultimately accountable to the Committee and to the full Board of Directors, as representatives of the shareholders of the Company.
        C. In meeting its responsibilities, the Audit Committee is expected to:
                  1. Provide an open avenue of communication between management, the outside auditors and the Board of Directors.
                  2. Review and update the Committee's charter annually, and submit any proposed changes to the Board of Directors for approval.
                  3. Recommend to the Board of Directors the outside auditors to be selected to audit the financial statements of the Company, approve the compensation of the outside auditors, evaluate the performance of the outside auditors and review and approve the discharge and replacement of the outside auditors.
                  4. Request from the outside auditors and review a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard 1, and confirm and assure the independence of the

Appendix A


                           outside auditors, through reviews of and discussions with the outside auditors regarding management consulting and other non-audit services and related fees provided by the outside auditors, reviews of and discussions with the outside auditors regarding any other relationship that the auditors and/or its affiliates have with the Company that may impact the auditors' objectivity and independence, and, as necessary, recommendations to the Board of Directors that the Board take appropriate action to oversee the independence of the outside auditors.
                  5. Evaluate with management and the outside auditors significant risks or exposures of the Company and assess the steps taken to reduce such risk to the Company.
                  6. Consider, in consultation with the outside auditors, the audit scope and the plan of the outside auditors.
                  7. Review findings from completed internal audits and progress reports on internal audit plans, together with explanations for any deviations from the original plan.
                  8. Review with management and the outside auditors the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.
                  9. Consider and review with management and the outside auditors the adequacy of the Company's internal accounting controls, and solicit any recommendations for the improvement of such internal accounting control procedures or particular areas where new of more detailed controls or procedures are desirable.
                  10. Review with management and the outside auditors at the completion of the annual examination:
                           a. The Company's annual financial statements and related footnotes.
                           b.       The outside auditors' audit of the
                                    financial statements.
                           c. Any significant changes required in the outside auditors' audit plan.
                           d. Any serious difficulties or disputes with management encountered during the scope of the audit.
                  11. Review filings with the Securities and Exchange Commission and other published documents containing the Company's financial statements, including quarterly financial information, as it deems appropriate or as requested by the outside auditors.
                  12. Review legal and regulatory matters that may have a material effect on the financial statements, related compliance policies, and programs and reports received from regulators.
                  13. Report Committee actions to the Board of Directors, with such recommendations, as the Committee may deem appropriate.
                  14. Cause to be prepared and filed any reports or other documents required to be prepared and filed by the Committee under applicable law or regulations of the Securities and Exchange Commission or the NASDAQ Stock Market, Inc.
                  15. Conduct or authorize any investigations into matters within the scope of the Committee's responsibilities, with the assistance of independent counsel, accountants, or others as deemed necessary by the Committee.
        D. The Committee shall perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.
        E. While the Audit Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principals, which is the responsibility of management and the outside auditors. Further, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.